Exhibit 99

News Release

Contact:	Randy Belote (Media)
(703) 280-2720
randy.belote@ngc.com

Steve Movius (Investors)
(703) 280-4575
steve.movius@ngc.com

Northrop Grumman Reports Third Quarter 2011 Financial Results

•	EPS from Continuing Operations Increase 23 Percent to $1.86

•	2011 Guidance for EPS from Continuing Operations Raised to $6.95 to $7.05 from $6.75 to $6.90

•	Cash from Operations Increases to $948 Million; Free Cash Flow Increases to $839 Million

•	Sales Total $6.6 Billion; New Business Awards Total $7.8 Billion

•	12.7 Million Shares Repurchased in the Third Quarter; 28.4 Million Year-to-date

FALLS CHURCH, Va. – Oct. 26, 2011 – Northrop Grumman Corporation (NYSE: NOC) reported that third quarter 2011 earnings from continuing operations increased 16 percent to $520 million, or $1.86 per diluted share, from $448 million, or $1.51 per diluted share, in the third quarter of 2010. For the nine months ended Sept. 30, 2011, the company repurchased 28.4 million shares of its common stock for $1.6 billion, and $2.4 billion remained under its current share repurchase authorization.

“Superior operating performance in our businesses drove higher operating income, earnings, cash and a strong book-to-bill ratio for the quarter. Based on year-to-date operating results and effective cash deployment, we are again raising our 2011 EPS guidance. The combination of performance and share repurchases continues to produce strong earnings per share growth despite top line pressures,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

Table 1 — Financial Highlights

	Third Quarter		Nine Months
($ in millions, except per share amounts)	2011	2010	2011	2010
Sales	$6,612	$7,071	$19,906	$21,240
Operating income	825	723	2,477	2,152
as % of sales	12.5%	10.2%	12.4%	10.1%
Earnings from continuing operations	$520	$448	$1,536	$1,598
Diluted EPS from continuing operations	1.86	1.51	5.34	5.28
Net earnings	520	497	1,570	1,677
Diluted EPS	1.86	1.67	5.45	5.54
Cash provided by continuing operations	948	816	1,026	916
Free cash flow from continuing operations[1]	839	692	700	610

Pension-adjusted Operating Highlights
Operating income	$825	$723	$2,477	$2,152
Net pension adjustment[1]	(100)	1	(302)	(2)
Pension-adjusted operating income[1]	$725	$724	$2,175	$2,150
as % of sales[1]	11.0	10.2%	10.9%	10.1%

Adjusted Per Share Data
Diluted EPS from continuing operations	$1.86	$1.51	$5.34	$5.28
Tax benefit				(0.99)
After-tax net pension adjustment per share[1]	(0.23)		(0.68)
Adjusted diluted EPS from continuing operations[1]	$1.63	$1.51	$4.66	$4.29

Weighted average shares outstanding — Basic	274.9	293.5	283.1	298.6
Dilutive effect of stock options and stock awards	4.4	4.1	4.8	3.9
Weighted average shares outstanding — Diluted	279.3	297.6	287.9	302.5

[1]	Non-GAAP metric — see definitions at the end of this press release.

Third quarter 2011 operating income increased $102 million or 14 percent, and as a percent of sales increased 230 basis points to 12.5 percent. The improvement over the prior year reflects improved segment operating income and a $101 million increase in net pension income, which more than offset higher unallocated corporate expenses during the period. Despite lower sales, third quarter 2011 segment operating income increased 2 percent to $777 million and as a percent of sales improved 110 basis points to 11.8 percent.

Third quarter 2011 net earnings totaled $520 million, or $1.86 per diluted share, compared with $497 million, or $1.67 per diluted share, in the third quarter of 2010.

Third quarter 2011 diluted earnings per share are based on 279.3 million weighted average shares outstanding compared with 297.6 million shares in the third quarter of 2010. Results for both periods reflect the spin-off of Huntington Ingalls Industries, Inc. (HII), the company’s former Shipbuilding business, effective March 31, 2011; Shipbuilding financial results are reported as discontinued operations.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

Table 2 — Cash Flow Highlights

	Third Quarter			Nine Months
($ millions)	2011	2010	Change	2011	2010	Change
Cash provided by continuing operations before discretionary pension contributions [1]	$ 903	$ 829	$ 74	$1,393	$1,235	$158
After-tax discretionary pension pre-funding impact	45	(13)	58	(367)	(319)	(48)
Cash provided by continuing operations	948	816	132	1,026	916	110
Less:
Capital expenditures	(108)	(123)	15	(324)	(301)	(23)
Outsourcing contract & related software costs	(1)	(1)		(2)	(5)	3
Free cash flow from continuing operations[1]	$ 839	$ 692	$147	$ 700	$ 610	$ 90
After-tax discretionary pension pre-funding impact	(45)	13	(58)	367	319	48
Pension-adjusted free cash flow from continuing operations[1]	$ 794	$ 705	$ 89	$1,067	$ 929	$138

[1]	Non-GAAP metric — see definitions at the end of this press release

Cash provided by continuing operations before discretionary pension contributions through Sept. 30, 2011, increased to $1.4 billion from $1.2 billion in the prior year, and free cash flow from continuing operations before discretionary pension contributions through Sept. 30, 2011, increased to $1.1 billion from $929 million in the prior year.

2011 Guidance Updated

Based on year-to-date results, the company now expects 2011 earnings per share from continuing operations of $6.95 to $7.05 per diluted share. The increase in expected 2011 earnings per share reflects higher expected segment operating margin rate and total operating margin rate, and lower weighted average shares outstanding.

Table 3 — Cash Measurements, Debt and Capital Deployment

($ millions)	September 30, 2011	December 31, 2010
Cash & cash equivalents	$2,946	$3,701
Total debt	3,975	4,724
Net debt[1]	1,029	1,023
Net debt to total capital ratio[2]	6.5%	5.6%

[1]	Total debt less cash and cash equivalents.

[2]	Net debt divided by the sum of shareholders’ equity and total debt.

Changes in cash and cash equivalents include the following items for cash from operations, investing and financing through Sept. 30, 2011:

Operations

•	$500 million discretionary pension contributions

•	$1.026 billion provided by continuing operations after discretionary pension contributions noted above

•	$612 million for federal taxes paid

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

Investing

•	$1.429 billion contribution from spin-off of Shipbuilding

•	$324 million for capital expenditures

Financing

•	$1.598 billion for repurchases of common stock

•	$97 million provided by proceeds from exercises of stock options and issuance of common stock

•	$750 million of principal payments of long term debt

•	$414 million for dividends

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

Table 4 — Business Results

Consolidated Sales & Segment Operating Income1

	Third Quarter			Nine Months
($ millions)	2011	2010	Change	2011	2010	Change
Sales
Aerospace Systems	$2,572	$2,706	(5%)	$7,900	$8,244	(4%)
Electronic Systems	1,905	1,874	2%	5,504	5,740	(4%)
Information Systems	1,955	2,123	(8%)	6,011	6,310	(5%)
Technical Services	680	871	(22%)	2,024	2,435	(17%)
Intersegment eliminations	(500)	(503)		(1,533)	(1,489)
	$6,612	$7,071	(6%)	$19,906	$21,240	(6%)
Segment operating income[1]
Aerospace Systems	$304	$303		$936	$934
Electronic Systems	293	261	12%	814	751	8%
Information Systems	187	190	(2%)	570	578	(1%)
Technical Services	55	56	(2%)	160	157	2%
Intersegment eliminations	(62)	(50)		(198)	(163)
Segment operating income[1]	$777	$760	2%	$2,282	$2,257	1%
as a % of sales[1]	11.8%	10.7%	110 bps	11.5%	10.6%	9 0 bps

Reconciliation to operating income
Unallocated corporate expenses	$(48)	$(34)	(41%)	$(96)	$(99)	3%
Net pension adjustment[1]	100	(1)	NM	302	2	NM
Reversal of royalty income included above	(4)	(2)	(100%)	(11)	(8)	(38%)
Operating income	825	723	14%	2,477	2,152	15%
as a % of sales	12.5%	10.2%	230 bps	12.4%	10.1%	230 bps

Net interest expense	(57)	(64)	11%	(168)	(206)	18%
Other, net	(13)	13	200%	(8)	10	180%

Earnings from continuing operations before income taxes	755	672	12%	2,301	1,956	18%
Federal and foreign income tax expense	(235)	(224)	5%	(765)	(358)	(114%)

Earnings from continuing operations	520	448	16%	1,536	1,598	(4%)
Earnings from discontinued operations		49	(100%)	34	79	(57%)

Net earnings	$520	$497	5%	$1,570	$1,677	(6%)

[1]	Non-GAAP metric — see definitions and reconciliations at the end of this press release.

Other, net for the 2011 third quarter was an expense of $13 million compared with income of $13 million in the prior year period, due to the write-down of an equity investment and higher non-qualified employee benefit costs.

Federal and foreign income tax expense totaled $235 million in the third quarter of 2011 compared with $224 million in the prior year period. The effective tax rate for the 2011 third quarter was 31.1 percent compared with 33.3 percent for the third quarter of 2010. In the 2011 third quarter the company recognized net tax benefits of $14 million related to the filing of its 2010 tax return.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

Aerospace Systems ($ millions)

	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
Sales	$2,572	$2,706	(5.0%)	$7,900	$8,244	(4.2%)
Operating income	304	303	0.3%	936	934	0.2%
as a % of sales	11.8%	11.2%		11.8%	11.3%

Aerospace Systems third quarter 2011 sales declined 5 percent due to lower volume for space systems and manned aircraft programs. Lower volume for space systems is primarily due to reduced funding for weather satellite programs and the James Webb Space Telescope program, as well as lower volume for several other space programs. Lower manned aircraft sales include lower volume for the F-35 program. Lower F-35 volume reflects the transition to use of units-of-delivery revenue recognition method beginning with low rate initial production lot 5.

Aerospace Systems third quarter 2011 operating income was comparable to the prior year period and as a percent of sales increased to 11.8 percent from 11.2 percent due to improved program performance and lower amortization of purchased intangibles, which were partially offset by lower volume and an unfavorable performance adjustment for a space program.

Electronic Systems ($ millions)

	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
Sales	$1,905	$1,874	1.7%	$5,504	$5,740	(4.1%)
Operating income	293	261	12.3%	814	751	8.4%
as a % of sales	15.4%	13.9%		14.8%	13.1%

Electronic Systems third quarter 2011 sales increased 2 percent principally due to higher volume for intelligence, surveillance and reconnaissance systems, targeting systems, and naval marine systems programs. Higher volume for these programs was partially offset by lower volume for land and self protection systems programs, including lower deliveries of Vehicular Intercommunication Systems (VIS).

Electronic Systems third quarter 2011 operating income increased 12 percent, and as a percent of sales increased to 15.4 percent from 13.9 percent. Higher operating income and margin rate reflect higher volume as well as positive performance adjustments for a space program and an international radar program. Positive adjustments for these programs were partially offset by a provision for a dispute on the Flats Sequencing System domestic postal automation program.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

Information Systems ($ millions)

	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
Sales	$1,955	$2,123	(7.9%)	$6,011	$6,310	(4.7%)
Operating income	187	190	(1.6%)	570	578	(1.4%)
as a % of sales	9.6%	8.9%		9.5%	9.2%

Information Systems third quarter 2011 sales declined 8 percent due to lower volume for defense systems and civil systems programs, partially offset by higher volume for intelligence systems programs. For defense systems, reduced funding on existing programs and program completions reduced third quarter 2011 sales. Civil systems volume was reduced by the sale of the County of San Diego outsourcing contract, which contributed sales of $32 million in the third quarter of 2010.

Information Systems third quarter 2011 operating income declined 2 percent and as a percent of sales increased to 9.6 percent compared with 8.9 percent in the prior year period. The decline in operating income principally reflects lower volume and a reserve for overhead rates resulting from the decline in sales. The improvement in margin rate principally reflects better performance for civil systems programs, including the effect of the sale of the County of San Diego outsourcing contract.

Technical Services ($ millions)

	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
Sales	$680	$871	(21.9%)	$2,024	$2,435	(16.9%)
Operating income	55	56	(1.8%)	160	157	1.9%
as a % of Sales	8.1%	6.4%		7.9%	6.4%

Technical Services third quarter 2011 sales declined 22 percent primarily due to the change in the NSTec joint venture. As previously announced, effective Jan. 1, 2011, the company reduced its participation in the NSTec joint venture, and as a result did not record any sales for the joint venture in the 2011 third quarter. NSTec sales totaled $163 million in the third quarter of 2010.

Technical Services third quarter 2011 operating income was comparable to the prior year, and as a percent of sales increased to 8.1 percent from 6.4 percent, principally due to the change in revenue consolidation for the NSTec joint venture.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

About Northrop Grumman

Northrop Grumman will webcast its earnings conference call at 11:30 a.m. ET on Oct. 26, 2011. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at www.northropgrumman.com.

Northrop Grumman is a leading global security company providing innovative systems, products and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “anticipate,” “trends,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); access to capital; future sales and cash flows; the timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries (including earthquake-related coverage); the costs of environmental remediation; our ability to attract and retain qualified personnel; the costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, rulemaking, and changes in accounting, tax or defense procurement rules or regulations; the acquisition or termination of contracts; technical, operational or quality setbacks in contract performance; our ability to protect intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.

You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements after we distribute this release.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2011 Financial Results

This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

NORTHROP GRUMMAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

SCHEDULE 1

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2011	2010	2011	2010
Sales and Service Revenues
Product sales	$ 3,780	$ 3,968	$11,352	$12,159
Service revenues	2,832	3,103	8,554	9,081
Total sales and service revenues	6,612	7,071	19,906	21,240
Cost of Sales and Service Revenues
Cost of product sales	2,700	2,918	8,204	8,986
Cost of service revenues	2,498	2,856	7,512	8,283
General and administrative expenses	589	574	1,713	1,819
Operating income	825	723	2,477	2,152
Other (expense) income
Interest expense	(57)	(64)	(168)	(206)
Other, net	(13)	13	(8)	10
Earnings from continuing operations before income taxes	755	672	2,301	1,956
Federal and foreign income tax expense	235	224	765	358
Earnings from continuing operations	520	448	1,536	1,598
Earnings from discontinued operations, net of tax		49	34	79
Net earnings	$ 520	$ 497	$ 1,570	$ 1,677

Basic Earnings Per Share
Continuing operations	$ 1.89	$ 1.53	$ 5.43	$ 5.35
Discontinued operations		.16	.12	.27
Basic earnings per share	$ 1.89	$ 1.69	$ 5.55	$ 5.62
Weighted-average common shares outstanding, in millions	274.9	293.5	283.1	298.6

Diluted Earnings Per Share
Continuing operations	$ 1.86	$ 1.51	$ 5.34	$ 5.28
Discontinued operations		.16	.11	.26
Diluted earnings per share	$ 1.86	$ 1.67	$ 5.45	$ 5.54
Weighted-average diluted shares outstanding, in millions	279.3	297.6	287.9	302.5

Net earnings (from above)	$520	$ 497	$ 1,570	$ 1,677
Other comprehensive (loss) income
Change in cumulative translation adjustment	(25)	18	2	(34)
Change in unrealized gain on marketable securities and cash flow hedges, net of tax			(2)
Change in unamortized benefit plan costs, net of tax	22	39	57	118
Other comprehensive (loss) income, net of tax	(3)	57	57	84
Comprehensive income	$ 517	$ 554	$ 1,627	$ 1,761

NORTHROP GRUMMAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

SCHEDULE 2

$ in millions	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$ 2,946	$ 3,701
Accounts receivable, net of progress payments	3,328	3,329
Inventoried costs, net of progress payments	884	896
Current deferred tax assets	393	419
Prepaid expenses and other current assets	135	244
Assets of discontinued operations		5,212
Total current assets	7,686	13,801
Property, plant, and equipment, net of accumulated depreciation of $3,897 in 2011 and $3,712 in 2010	3,010	3,045
Goodwill	12,376	12,376
Other purchased intangibles, net of accumulated amortization of $1,641 in 2011 and $1,613 in 2010	164	192
Pension and post-retirement plan assets	355	320
Non-current deferred tax assets	487	721
Miscellaneous other assets	1,022	1,076
Total assets	$25,100	$31,531

Liabilities
Notes payable to banks	$16	$10
Current portion of long-term debt	23	774
Trade accounts payable	1,338	1,573
Accrued employees’ compensation	1,076	1,146
Advance payments and billings in excess of costs incurred	1,744	1,969
Other current liabilities	1,524	1,763
Liabilities of discontinued operations		2,792
Total current liabilities	5,721	10,027
Long-term debt, net of current portion	3,936	3,940
Pension and post-retirement plan liabilities	2,591	3,089
Other long-term liabilities	901	918
Total liabilities	13,149	17,974

Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2011 — 265,540,830; 2010 — 290,956,752	266	291
Paid-in capital	4,460	7,778
Retained earnings	9,401	8,245
Accumulated other comprehensive loss	(2,176)	(2,757)
Total shareholders’ equity	11,951	13,557
Total liabilities and shareholders’ equity	$25,100	$31,531

NORTHROP GRUMMAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

SCHEDULE 3

	Nine Months Ended
	September 30
$ in millions	2011	2010
Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$3,119	$3,149
Collections on billings	16,527	17,610
Other cash receipts	103	18
Total sources of cash — continuing operations	19,749	20,777
Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(17,131)	(18,219)
Pension contributions	(572)	(415)
Interest paid, net of interest received	(205)	(248)
Income taxes paid, net of refunds received	(791)	(933)
Excess tax benefits from stock-based compensation	(24)	(12)
Other cash payments		(34)
Total uses of cash — continuing operations	(18,723)	(19,861)
Cash provided by continuing operations	1,026	916
Cash (used in) provided by discontinued operations	(232)	150
Net cash provided by operating activities	794	1,066
Investing Activities
Continuing Operations
Contribution received from the spin-off of Shipbuilding business	1,429
Additions to property, plant, and equipment	(324)	(301)
Decrease in restricted cash	34	5
Other investing activities, net	13	8
Cash provided by (used in) investing activities by continuing operations	1,152	(288)
Cash used in investing activities by discontinued operations	(63)	(93)
Net cash provided by (used in) investing activities	1,089	(381)
Financing Activities
Common stock repurchases	(1,598)	(1,060)
Payments of long-term debt	(750)	(91)
Dividends paid	(414)	(408)
Proceeds from exercises of stock options and issuances of common stock	97	112
Excess tax benefits from stock-based compensation	24	12
Other financing activities, net	3	3
Net cash used in financing activities	(2,638)	(1,432)
Decrease in cash and cash equivalents	(755)	(747)
Cash and cash equivalents, beginning of period	3,701	3,275
Cash and cash equivalents, end of period	$2,946	$2,528

NORTHROP GRUMMAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

SCHEDULE 4

	Nine Months Ended September 30
$ in millions	2011	2010
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities
Net earnings	$1,570	$1,677
Net earnings from discontinued operations	(34)	(79)
Adjustments to reconcile to net cash provided by operating activities
Depreciation	334	312
Amortization of assets	53	83
Stock-based compensation	97	103
Excess tax benefits from stock-based compensation	(24)	(12)
(Increase) decrease in
Accounts receivable, net	(20)	(558)
Inventoried costs, net	22	(46)
Prepaid expenses and other current assets	11	(2)
Increase (decrease) in
Accounts payable and accruals	(848)	(417)
Deferred income taxes	205	85
Income taxes payable	4	(121)
Retiree benefits	(416)	(61)
Other, net	72	(48)
Cash provided by continuing operations	1,026	916
Cash (used in) provided by discontinued operations	(232)	150
Net cash provided by operating activities	$ 794	$1,066

Non-Cash Investing and Financing Activities
Share repurchases accrued in accounts payable	$63	$6
Capital expenditures accrued in accounts payable	31	26
Capital expenditures accrued in liabilities from discontinued operations		29

NORTHROP GRUMMAN CORPORATION

TOTAL BACKLOG AND CONTRACT AWARDS

(Unaudited)

SCHEDULE 5

$ in millions	September 30, 2011				December 31, 2010
	FUNDED (1)	UNFUNDED (2)	TOTAL BACKLOG		FUNDED (1)	UNFUNDED (2)	TOTAL BACKLOG
Aerospace Systems	$ 9,093	$ 9,004	$18,097	(3)	$ 9,185	$11,683	$20,868
Electronic Systems	7,844	2,043	9,887		8,093	2,054	10,147
Information Systems	5,142	5,346	10,488		4,711	5,879	10,590
Technical Services	2,831	650	3,481	(4)	2,763	2,474	5,237
Total	$24,910	$17,043	$41,953		$24,752	$22,090	$46,842

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer.

Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery indefinite quantity (IDIQ) orders.

(3)	Total backlog as of September 30, 2011, was reduced by $1.5 billion for the restructuring of the NPOESS program and the termination of certain space programs.

(4)

Total backlog as of September 30, 2011, was reduced by $1.7 billion to reflect a change in the company’s participation in the NSTec joint venture. Effective January 1, 2011, NSTec joint venture results are no longer consolidated in the company’s financial statements.

New Awards — The estimated value of contract awards included in backlog during the three months ended September 30, 2011, was $7.8 billion.

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.

Adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share, as defined below, and the per share tax benefit recorded in the 2010 second quarter. These per share amounts are provided for consistency and comparability of operating results. Management uses adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.

Cash provided by continuing operations before discretionary pension contributions: Cash provided by operations before the after-tax impact of discretionary pension contributions. Cash provided by continuing operations before discretionary pension contributions has been provided for consistency and comparability of 2011 and 2010 financial performance and is reconciled in Table 2.

Free cash flow from continuing operations: Cash provided by continuing operations less capital expenditures and outsourcing contract and related software costs. We use free cash flow from continuing operations as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations is reconciled in Table 2.

Free cash flow from continuing operations before discretionary pension contributions: Free cash flow from continuing operations before the after-tax impact of discretionary pension contributions. We use free cash flow from continuing operations before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations before discretionary pension contributions, also referred to as pension-adjusted free cash flow from continuing operations, is reconciled in Table 2.

Net pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.

After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2011 and 2010 financial performance as presented in Table 1.

Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.

Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media

Pension-adjusted operating income as a % of sales: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating income as a % of sales, as reconciled in Table 1, as an internal measure of financial performance.

Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, which include management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 4, as an internal measure of financial performance of our individual operating segments.

Segment operating margin % / Segment operating income as a % of sales: Segment operating income as defined above, divided by sales. Management uses segment operating income as a % of sales, as reconciled in Table 4, as an internal measure of financial performance.

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Northrop Grumman Corporation

2980 Fairview Park Drive • Falls Church, VA 22042-4511

www.northropgrumman.com/media